Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter Results

NEW YORK, NY, August 7, 2013 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended June 30, 2013. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, commercial loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

SECOND QUARTER 2013 FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net loss of $(2.66) per common share (6)

•	Core Earnings of $0.83 per share

•	$0.80 per share common dividend declared

•	$1.78 per common share of undistributed taxable income (1) (13)

•	$19.77 net book value per share as of June 30, 2013 (1), net of the second quarter dividend

INVESTMENT HIGHLIGHTS

•	$4.5 billion investment portfolio value as of June 30, 2013 (2) (4)

•	68.2% Agency RMBS investment portfolio

•	31.8% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, and commercial loan assets

•	1.96% net interest margin as of June 30, 2013 (3)

•	5.40x leverage as of June 30, 2013 (2) (7)

•	Added approximately $1 billion notional of swaps during the quarter

•	Swap ratio at quarter end of 134% of Agency RMBS repo notional, or 95% of total repo notional (8)

•	8.1% constant prepayment rate (“CPR”) for the second quarter on the Agency RMBS investment portfolio (5)

•	9.6% CPR for the month of June

“MITT was not immune to the consequences of the challenging market environment during the second quarter,” said David Roberts, Chief Executive Officer. “Based on the heightened volatility in interest rates and in Agency MBS spreads, we responded, and expect to continue to respond, with measures we believe will help maximize long-term franchise value for our shareholders.”

KEY STATISTICS (2)

	Weighted Average at June 30, 2013	Weighted Average for the Quarter Ended June 30, 2013
Investment portfolio	$4,523,846,041	$5,084,149,375
Repurchase agreements	$4,226,403,356	$4,423,460,112
Stockholders’ equity	$722,110,625	$808,708,921
Leverage ratio (7)	5.40x	5.47x
Swap ratio—Total repo (8)	95%	64%
Swap ratio—Agency repo (8)	134%	89%
Yield on investment portfolio (9)	3.80%	3.84%
Cost of funds (10)	1.84%	1.46%
Net interest margin (3)	1.96%	2.38%
Management fees (11)	1.56%	1.39%
Other operating expenses (12)	1.49%	1.33%
Book value, per share (1)	$19.77
Dividend, per share	$0.80

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2013 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$514,575,981	$15,682,629	$530,258,610	$532,293,365	3.16%	2.50%
20-Year Fixed Rate	296,875,147	13,800,140	310,675,287	303,320,182	3.28%	2.58%
30-Year Fixed Rate	1,998,841,682	77,870,676	2,076,712,358	2,040,093,622	3.62%	2.92%
ARM	32,816,318	1,541,770	34,358,088	33,214,840	2.96%	2.44%
Interest Only	973,733,259	(794,535,946)	179,197,313	177,837,123	5.10%	6.58%
Credit Investments:
Non-Agency RMBS	1,347,360,002	(171,294,388)	1,176,065,614	1,191,158,261	4.34%	5.45%
ABS	100,004,252	—	100,004,252	97,916,107	3.78%	3.88%
CMBS	119,539,310	(7,964,638)	111,574,672	110,431,221	5.03%	5.90%
Interest Only	214,609,130	(206,735,771)	7,873,359	7,581,320	0.62%	5.80%
Commercial Loan	30,000,000	122,936	30,122,936	30,000,000	9.00%	9.87%

Total	$5,628,355,081	$(1,071,512,592)	$4,556,842,489	$4,523,846,041	3.94%	3.80%

*	Equity residual investments and principal only securities with a zero coupon rate are excluded from this calculation.

As of June 30, 2013, the weighted average yield on the Company’s investment portfolio was 3.80% and its weighted average cost of funds was 1.84%. This resulted in a net interest margin of 1.96% as of June 30, 2013. (3)

The Company had net realized losses of $(76.6) million, or $(2.73) per share, during the quarter ended June 30, 2013. Of this amount, $(66.1) million, or $(2.36) per share, was from Agency RMBS, $(4.0) million, or $(0.14) per share, was from credit investments, and $(6.5) million, or $(0.23) per share, was from the net settlement of interest rate swaps. Of these amounts, $(43.3) million, or $(1.54) per share, was from the recognition of other-than-temporary impairment recorded on certain securities sold subsequent to quarter end.

The CPR for the Agency RMBS investment portfolio was 8.1% for the second quarter, and 9.6% for the month of June 2013. (5)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 103.8% as of June 30, 2013. The amortization of premiums (net of any accretion of discounts) on these securities for the second quarter of 2013 was $3.2 million, or $(0.12) per share. The unamortized net Agency RMBS premium as of June 30, 2013 was $108.9 million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $1.6 million, or $0.06 per share retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.8% as of June 30, 2013, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase or sale of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase or sell, for future receipt or delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be received or delivered are not identified until shortly before (generally two days) the TBA settlement date. At June 30, 2013, we had $150.0 million net notional amount of TBA positions with net weighted average purchase and sale prices of 102.0% and 101.5%, respectively. As of June 30, 2013, our TBA portfolio had a net weighted average settlement date of July 17, 2013. We have recorded derivative assets and liabilities of $2.2 million and $4.5 million, respectively, reflecting TBA positions outstanding at June 30, 2013.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of June 30, 2013 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$2,465,385,846	0.95%	14.2
31-60 Days	1,056,008,000	0.50%	43.5
61-90 Days	232,580,000	0.60%	76.5
Greater than 90 Days	472,429,510	0.92%	226.8

Total / Weighted Average	$4,226,403,356	0.82%	48.7

The Company has entered into repurchase agreements with 30 counterparties. We continue to rebalance our exposures to counterparties, add new counterparties and extend original maturities. The weighted average original maturity increased from 87 days as of March 31, 2013, after adjusting for the Wells Fargo Bank, National Association repurchase agreement facility renewed subsequent to first quarter-end, to 94 days as of June 30, 2013.

We have entered into interest rate swap agreements to hedge our portfolio. During the quarter, we added approximately $1 billion notional of interest rate swaps, which increased our swap ratio from 63% at March 31, 2013 to 95% at June 30, 2013 of total repo notional, and 83% at March 31, 2013 to 134% at June 30, 2013 of Agency RMBS repo notional. The Company’s swaps as of June 30, 2013 are summarized as follows:

Interest Rate Swaps

Maturity	Notional Amount		Weighted Average Pay Rate	Weighted Average Receive Rate* *	Weighted Average Years to Maturity
2015	$261,700,000		0.93%	0.27%	1.88
2016	397,500,000	*	1.02%	0.30%	2.87
2017	445,000,000		1.03%	0.28%	4.18
2018	1,153,370,000		1.33%	0.28%	4.89
2019	375,000,000		1.41%	0.28%	6.03
2020	783,200,000		1.75%	0.27%	6.83
2022	50,000,000		1.69%	0.27%	9.18
2023	296,000,000		2.48%	0.27%	9.94

Total/ Wtd Avg	$3,761,770,000		1.43%	0.28%	5.36

*	This figure includes a forward starting swap with a total notional of $30.0 million and a start date of July 2, 2013. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of June 30, 2013.
**	Approximately 2% of our receive float interest rate swap notionals reset monthly based on one-month LIBOR and 98% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) taxes. As of June 30, 2013, the Company had undistributed taxable income of approximately $1.78 per share (13), including the effects of dividends.

DIVIDEND

On June 6, 2013, the Company’s board of directors declared the second quarter dividend of $0.80 per share of common stock that was paid on July 26, 2013 to stockholders of record as of June 18, 2013.

On May 14, 2013, the Company declared a dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on June 17, 2013 to stockholders of record as of May 31, 2013.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s second quarter earnings conference call on August 7, 2013 at 11:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2013 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on August 21, 2013. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8846814#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $24 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 280 employees, including more than 100 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Real estate securities, at fair value:
Agency—$2,895,273,756 and $3,536,876,135 pledged as collateral, respectively	$3,086,759,132	$3,785,867,151
Non-Agency—$739,782,694 and $529,455,020 pledged as collateral, respectively	740,789,967	568,858,645
ABS—$97,916,107 and $33,937,097 pledged as collateral, respectively	97,916,107	33,937,097
CMBS—$90,884,600 and $148,307,262 pledged as collateral, respectively	90,884,600	148,365,887
Commercial loans receivable, at fair value	30,000,000	2,500,000
Investment in affiliates	7,101,859	—
Linked transactions, net, at fair value	67,263,212	45,122,824
Cash and cash equivalents	70,511,846	149,594,782
Restricted cash	28,147,932	9,130,000
Interest receivable	15,291,075	14,242,453
Receivable on unsettled trades—$450,112,813 and $0 pledged as collateral, respectively	452,000,649	96,310,999
Derivative assets, at fair value	44,508,487	—
Other assets	93,181	454,069
Due from broker	3,967,179	884,605

Total Assets	$4,735,235,226	$4,855,268,512

Liabilities
Repurchase agreements	$3,821,644,190	$3,911,419,818
Payable on unsettled trades	124,438,752	84,658,035
Interest payable	3,227,749	3,204,205
Derivative liabilities, at fair value	10,632,030	36,375,947
Dividend payable	22,685,868	18,540,667
Due to affiliates	4,333,723	3,910,065
Accrued expenses	1,316,510	806,853
Taxes payable	3,655,779	1,731,141
Due to broker	21,190,000	—

Total Liabilities	4,013,124,601	4,060,646,731
Stockholders’ Equity
Preferred stock—$0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference) at June 30, 2013 and December 31, 2012	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference) at June 30, 2013 and December 31, 2012	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,352,835 and 26,961,936 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	283,529	269,620
Additional paid-in capital	585,412,222	552,067,681
Retained earnings (deficit)	(24,799,131)	81,070,475

	722,110,625	794,621,781

Total Liabilities & Equity	$4,735,235,226	$4,855,268,512

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net Interest Income
Interest income	$42,267,747	$17,883,008	$80,885,463	$31,879,636
Interest expense	7,289,211	2,450,017	14,165,173	4,277,431

	34,978,536	15,432,991	66,720,290	27,602,205

Other Income
Net realized gain/(loss)	(76,576,762)	7,552,780	(71,241,345)	9,981,800
Gain/(loss) on linked transactions, net	(1,339,610)	3,364,972	4,498,609	6,804,157
Realized loss on periodic interest settlements of interest rate swaps, net	(6,809,777)	(2,132,414)	(12,082,120)	(3,590,364)
Unrealized gain/(loss) on derivative instruments, net	67,905,018	(10,575,768)	73,128,259	(13,421,647)
Unrealized gain/(loss) on real estate securities and loans, net	(83,093,338)	33,593,211	(100,804,719)	32,837,659

	(99,914,469)	31,802,781	(106,501,316)	32,611,605

Expenses
Management fee to affiliate	2,813,003	1,196,383	5,672,343	2,245,677
Other operating expenses	2,686,584	760,915	4,960,954	1,574,239
Equity based compensation to affiliate	17,350	104,771	131,878	192,100
Excise tax	518,859	255,925	1,018,859	333,578

	6,035,796	2,317,994	11,784,034	4,345,594

Income/(loss) before provision for income taxes and equity in loss from affiliate	(70,971,729)	44,917,778	(51,565,060)	55,868,216
Provision for income taxes	(23,510)	—	(2,655,779)	—
Equity in loss from affiliate	(240,050)	—	(243,641)	—
	—

Net Income/(Loss)	(71,235,289)	44,917,778	(54,464,480)	55,868,216

Dividends on preferred stock	3,367,354	—	6,734,708	—

Net Income/(Loss) Available to Common Stockholders	$(74,602,643)	$44,917,778	$(61,199,188)	$55,868,216

Earnings/(Loss) Per Share of Common Stock
Basic	$(2.66)	$2.85	$(2.21)	$3.73
Diluted	$(2.66)	$2.85	$(2.21)	$3.73
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,068,507	15,769,674	27,676,696	14,974,655
Diluted	28,068,507	15,772,853	27,676,696	14,976,123
Dividends Declared per Share of Common Stock	$0.80	$0.70	$1.60	$1.40

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities and the related tax provision, if any, on such, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three and six months ended June 30, 2013 and June 30, 2012 is set forth below:

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net Income available to common stockholders	$(74,602,643)	$44,917,778	$(61,199,188)	$55,868,216
Add (Deduct):
Net realized gain/ (loss)	76,576,762	(7,552,780)	71,241,345	(9,981,800)
Tax provision related to realized gain	12,942	—	2,539,792	—
Gain/ (loss) on linked transactions, net	1,339,610	(3,364,972)	(4,498,609)	(6,804,157)
Net interest income on linked transactions	4,334,180	2,506,916	7,544,821	3,944,171
Equity in loss from affiliate	240,050	—	243,641	—
Net interest income from equity method investment	230,781	—	312,919	—
Unrealized gain/ (loss) on derivative instruments, net	(67,905,018)	10,575,768	(73,128,259)	13,421,647
Unrealized gain/ (loss) on real estate securities and loans, net	83,093,338	(33,593,211)	100,804,719	(32,837,659)

Core Earnings	$23,320,002	$13,489,499	$43,861,181	$23,610,418
Core Earnings, per Diluted Share	$0.83	$0.86	$1.58	$1.58

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and commercial loan assets, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.
(8)	The swap ratio during the quarter was calculated by dividing our daily weighted average swap notionals, including receive fixed swap notionals as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The swap ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, including receive fixed swap notionals as negative values, as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency trades, as indicated.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income less an adjustment for the amount of distributions that will accrue on our preferred shares through September 15, 2014.